Iron Mountain Incorporated Reports First Quarter 2007 Financial Results

     * Total revenues up 12% to $633 million driven by strong service revenue growth and the 73rd consecutive quarter of increased storage revenues

     * OIBDA is $157 million, or 24.8% of revenues; strong performance supported by revenue growth and timing and control of expenses

     * Operating income is $100 million and net income is up 27% to $35 million or $0.17 per diluted share

     * The Company raises full year guidance

    BOSTON, May 2 /PRNewswire-FirstCall/ -- Iron Mountain Incorporated (NYSE:
IRM), the global leader in information protection and storage services, today announced its financial results for the first quarter ended March 31, 2007, reporting strong overall revenue performance, solid operating income and net income for the quarter of $0.17 per diluted share. The Company also announced the signing of a definitive agreement to acquire ArchivesOne, Inc., a leading provider of records and information management services in the United States.

    Strong revenue performance, supported by solid storage revenue growth and robust service revenue growth, highlighted Iron Mountain's financial results for the first quarter of 2007 and was a contributing factor in driving up operating income before depreciation and amortization ("OIBDA"). Expense control and the timing of initiative spending were also positive contributors to the Company's operating performance.

    Iron Mountain was very active in the capital markets in early 2007 as the Company continued the implementation of a multi-phase global treasury program designed to create financial flexibility, reduce foreign exchange risk and drive annual cash savings. In late 2006, the Company established an international treasury center in Switzerland to more effectively and efficiently manage the financing needs of its international subsidiaries outside of North America, initially in Europe. This was followed in the first quarter of 2007 by successful senior subordinated debt offerings in Euros (euro 225 million) and Canadian Dollars (C$175 million). In April 2007, the Company closed on a $900 million global senior credit facility which consolidated its existing senior credit facilities in the U.S. and the U.K.

    "We are pleased with the performance of the business thus far, as well as the ultimate potential of the markets we serve," said Richard Reese, Chairman and CEO. "Our strong balance sheet will allow us to address an expanding set of growth, productivity and acquisition investment opportunities in the near to medium term. Capitalizing on these opportunities will enhance our ability to drive long term, increasingly profitable growth and therefore, shareholder value."

    Iron Mountain's total consolidated revenues for the quarter ended March 31, 2007 grew to $633 million, an increase of 12% compared to the quarter ended March 31, 2006. For the quarter, storage revenues grew 10% and service revenues grew 15% compared to the same period in 2006. For the first quarter of 2007, the storage and service revenue internal growth rates were 9% and 10%, respectively, yielding a total internal revenue growth rate of 9%.

    OIBDA was $157 million, or 24.8% of revenues, for the quarter ended March 31, 2007 compared to $142 million, or 25.2% of revenues, for the quarter ended March 31, 2006. See Appendix A at the end of this press release for a discussion of OIBDA and the required reconciliation to the appropriate GAAP measures.

    Operating income for the first quarter of 2007 was $100 million, or 16% of revenues, compared to $92 million, or 16% of revenues, for the same period in 2006. Net income for the quarter was $35 million, or $0.17 per diluted share, compared to $27 million, or $0.14 per diluted share, for the same period in 2006. All per share amounts have been adjusted to reflect the three-for-two stock split effected in the form of a stock dividend on December 29, 2006.

    Included in net income for the quarter of 2007 is $8 million, or $0.02 per diluted share, of other income, net comprised primarily of $9 million of business interruption insurance recoveries related to the London warehouse fire of July 2006, offset by $2 million of early debt extinguishment charges related to our first quarter refinancing activities. Net foreign currency gains for the three months ended March 31, 2007 were negligible. Included in net income for the first quarter of 2006, is $3 million, or $0.01 per diluted share, of other income, net comprised of $1 million of foreign currency related gains and $2 million of other non-operating net gains. The foreign currency related gains were due primarily to the strengthening of the British Pound Sterling and the Euro partially offset by a weakening of the Australian Dollar.

    Iron Mountain's acquisition strategy focuses on acquiring attractive businesses that provide a strong platform for future growth by expanding the Company's geographic footprint and service offerings while enhancing its existing operations. Since the end of 2006, the Company completed several small shredding and records management business acquisitions in North America and the U.K. The Company also signed a definitive agreement to acquire ArchivesOne, Inc., a leading provider of records and information management services in the United States and acquired Societa Italiana Archivi s.p.a. in Italy and Gesellschaft fur beleglose Dokumentenbearbeitung gmbh ("GbD") in Germany. The ArchivesOne transaction is subject to customary closing conditions and is expected to be completed in May 2007.

    Founded in 1991, ArchivesOne, is a leading records management company based in Middlebury, Connecticut, that serves a customer base of more than 8,500 customers in a variety of sectors including professional services, healthcare, legal and finance. With 31 facilities located in 17 major metropolitan markets in 10 states and the District of Columbia, ArchivesOne will be an important addition to the Company in the U.S. For nearly 15 years Italiana Archivi has been providing records management and DMS solutions to government, finance and other corporate customers throughout Italy. Italiana Archivi gives Iron Mountain a strong national presence in Italy with operations in five major markets: Rome, Venice, Milan, Naples and Aosta. Based in Hamburg, Germany, GbD provides document management solutions specializing in scanning, processing and the subsequent archiving of corporate documents.

    Iron Mountain was advised exclusively by Lehman Brothers Inc. on the ArchivesOne transaction.

                          Financial Performance Outlook

    The following statements are based on current expectations and do not include the potential impact of any future acquisitions, except those discussed above. These statements are forward-looking, and actual results may differ materially. Please refer to the cautionary language included in this press release when considering this information. Except as required by law, the Company undertakes no obligation to update this information (dollars in millions):

                                          Full Year Ending December 31, 2007
                         Quarter Ending
                          June 30, 2007       Previous           Current
                           Low    High      Low      High      Low     High

    Revenues               $647    $662    $2,530   $2,600    $2,600  $2,660
    Operating Income        103     110       427      452       434     457
    Depreciation &
     Amortization                   ~58       223      228       231     236

    Capital Expenditures                      390      420       395     425
    Internal Revenue
     Growth                                     8%      10%        8%     10%

    Iron Mountain's conference call to discuss its first quarter 2007 financial results will be held today at 11:00 a.m. Eastern Time. In order to further enhance the overall quality of its investor communications, the Company will simulcast the conference call on its Web site at http://www.ironmountain.com, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Web site and available for real-time viewing. The slide presentation and replays of the conference call will be available on the Web site for future reference.

    About Iron Mountain

    Iron Mountain Incorporated (NYSE: IRM) helps organizations around the world reduce the costs and risks associated with information protection and storage. The Company offers comprehensive records management and data protection solutions, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. Founded in 1951, Iron Mountain is a trusted partner to more than 100,000 corporate clients throughout North America, Europe, Latin America and Asia Pacific. For more information, visit the Company's Web site at http://www.ironmountain.com.

                           Forward Looking Statements

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act. Forward-looking statements include our 2007 financial performance outlook and statements regarding our goals, beliefs, future growth strategies, investments, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (iv) the cost to comply with current and future legislation or regulation relating to privacy issues; (v) the impact of litigation that may arise in connection with incidents of inadvertent disclosures of customers' confidential information; (vi) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (vii) the cost and availability of financing for contemplated growth; (viii) business partners upon which the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (ix) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; (x) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated; and (xi) other risks described more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 under "Item 1A. Risk Factors". Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Investor Relations Contact:
    Stephen P. Golden
    Director, Investor Relations
    sgolden@ironmountain.com
    (617) 535-4799

                           Iron Mountain Incorporated
                 Condensed Consolidated Statements of Operations
                  (Amounts in Thousands except Per Share Data)
                                   (Unaudited)

                                                         Three Months Ended
                                                              March 31,
                                                           2006       2007
    Revenues:
     Storage                                             $319,155   $352,165
     Service and Storage Material Sales                   244,502    280,347

       Total Revenues                                     563,657    632,512

    Operating Expenses:
     Cost of Sales (Excluding Depreciation and
      Amortization)                                       262,368    295,005
     Selling, General and Administrative                  158,843    180,505
     Depreciation and Amortization                         49,848     57,172
     Loss on Disposal / Writedown of Property,
      Plant and Equipment, Net                                163         37

       Total Operating Expenses                           471,222    532,719

    Operating Income                                       92,435     99,793

    Interest Expense, Net                                  46,578     50,335
    Other Income, Net                                      (2,847)    (7,723)

       Income Before Provision for Income Taxes and
        Minority Interest                                  48,704     57,181

    Provision for Income Taxes                             20,971     22,083
    Minority Interest in Earnings of Subsidiaries, Net        460        391

       Net Income                                        $ 27,273   $ 34,707

    Net Income Per Share - Basic                            $0.14      $0.17
    Net Income Per Share - Diluted                          $0.14      $0.17

    Weighted Average Common Shares Outstanding - Basic    197,522    199,230
    Weighted Average Common Shares Outstanding - Diluted  199,971    201,416

    Operating Income before Depreciation and
     Amortization                                        $142,283   $156,965

                           Iron Mountain Incorporated
                      Condensed Consolidated Balance Sheets
                             (Amounts in Thousands)
                                   (Unaudited)

                                                    December 31,   March 31,
                                                        2006         2007
    ASSETS

    Current Assets:
     Cash and Cash Equivalents                      $   45,369    $   61,481
     Accounts Receivable (less allowances of
      $15,157 and $15,106, respectively)               473,366       485,687
     Other Current Assets                              160,986       120,424
       Total Current Assets                            679,721       667,592

    Property, Plant and Equipment:
     Property, Plant and Equipment at Cost           2,965,995     3,051,944
     Less: Accumulated Depreciation                   (950,760)   (1,004,328)
       Property, Plant and Equipment, net            2,015,235     2,047,616

    Other Assets:
     Goodwill, net                                   2,165,129     2,195,256
     Other Non-current Assets, net                     349,436       359,267
       Total Other Assets                            2,514,565     2,554,523

       Total Assets                                 $5,209,521    $5,269,731

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current Liabilities:
     Current Portion of Long-term Debt              $   63,105    $   99,883
     Other Current Liabilities                         575,542       565,812
       Total Current Liabilities                       638,647       665,695

    Long-term Debt, Net of Current Portion           2,605,711     2,592,719
    Other Long-term Liabilities                        406,600       418,305

    Minority Interests                                   5,290         5,503

    Stockholders' Equity                             1,553,273     1,587,509

       Total Liabilities and Stockholders' Equity   $5,209,521    $5,269,731

    APPENDIX A

    Operating Income Before Depreciation and Amortization

    The Company uses Operating Income Before Depreciation and Amortization ("OIBDA"), an integral part of its planning and reporting systems, to evaluate the operating performance of the consolidated business. As such, the Company believes OIBDA provides current and potential investors with relevant and useful information regarding its ability to grow revenues faster than operating expenses. Additionally, the Company uses multiples of current and projected OIBDA in conjunction with its discounted cash flow models to determine its overall enterprise valuation and to evaluate acquisition targets. OIBDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP, and should not be considered as a substitute for operating or net income or cash flows from operating activities (as determined in accordance with GAAP).

    Following is a reconciliation of operating income before depreciation and amortization to operating income and net income (in millions):

                                                              Three Months Ended
                                                                  March 31,
                                                              2006      2007

    OIBDA (Operating Income Before Depreciation and
     Amortization) (1)                                        $142      $157
      Less: Depreciation and Amortization                       50        57

    Operating Income (1)                                      $ 92      $100

      Less: Interest Expense, net                               47        50
            Other (Income), net                                 (3)       (8)
            Provision for Income Taxes                          21        22
            Minority Interest                                   --        --

    Net Income (1)                                            $ 27      $ 35

    Major Components of Other (Income) Expense, net:
      Foreign Currency Exchange Effects:                      $ (1)     $ --
      Debt Extinguishment Charges, net:                       $ --      $  2
      Insurance related gains                                 $ --      $ (9)

    (1) Columns may not foot due to rounding.

    Free Cash Flows Before Acquisitions and Discretionary Investments, or FCF

    FCF is defined as Cash Flows From Operating Activities less capital expenditures (excluding real estate), net of proceeds from the sales of property and equipment and other, net, and additions to customer acquisition costs. Our management uses this measure when evaluating the operating performance and profitability of our consolidated business. FCF is a useful measure in determining our ability to generate cash flows in excess of our capital expenditures (both growth and maintenance) and our customer acquisition costs. As such, we believe this measure provides relevant and useful information to our current and potential investors. FCF should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as cash flows from operating activities (as determined in accordance with GAAP).

    Following is a reconciliation of Free Cash Flows Before Acquisitions and Discretionary Investments to Cash Flows from Operating Activities (in millions):

                                                         Three Months Ended
                                                               March 31,
                                                             2006       2007

    Free Cash Flows Before Acquisitions and
     Discretionary Investments                               $(12)      $ 33
      Add: Capital Expenditures (excluding real
            estate), net                                       71         66
           Additions to Customer Acquisition Costs              3          3
    Cash Flows From Operating Activities (2)                 $ 62       $102

    (2) Columns may not foot due to rounding.


SOURCE  Iron Mountain Incorporated
    -0-                             05/02/2007
    /CONTACT: Investor Relations Contact: Stephen P. Golden, Director, Investor Relations, sgolden@ironmountain.com, +1-617-535-4799/
    /Web site:  http://www.ironmountain.com /
    (IRM)